UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

         December 20, 2010
Date of Report (Date of earliest
event reported)

CAI International, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33388	94-3109229
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices)	(Zip Code)

(415) 788-0100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2010, CAI International, Inc., a Delaware corporation (the “Company”) entered into a Guaranty (the “Guaranty”) that guarantees the obligations of Container Applications Limited, a wholly owned subsidiary of the Company organized under the laws of Barbados (“CAL”), in connection with the Term Loan Agreement dated as of December 20, 2010 between CAL, as Borrower, the Company, as Guarantor, ING Bank N.V., as Administrative Agent and acting as a Mandated Lead Arranger and Physical Bookrunner and the other lenders party thereto (the “Loan Agreement”).

Under the Loan Agreement, CAL is eligible to borrow up to $300 million, subject to certain borrowing conditions, which amount is secured by certain assets of CAL and each of its subsidiaries, including “Eligible Containers” and leases to the extent relating to the Eligible Containers, as set forth in the Loan Agreement.  The Loan Agreement is an amortizing facility with a term of six years, and with quarterly payments of principal of $6 Million each (e.g., 2% of the aggregate commitment).  Any unpaid principal will be due on December 20, 2016.  The applicable interest rate is equal to LIBOR plus 3% per annum for Eurodollar loans.  The Loan Agreement contains customary financial and other covenants.

The foregoing summary of the Loan Agreement and Guaranty is qualified in its entirety by the terms of the Loan Agreement and Guaranty, which are attached hereto as Exhibit 99.1 and 99.2, respectively, and incorporated herein by reference.

On December 23, 2010, the Company issued a press release announcing the closing of the Loan Agreement.  A copy of the Company's press release is attached hereto as Exhibit 99.3 and is furnished herewith.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1
Term Loan Agreement, dated as of December 20, 2010 by and among Container Applications Limited, as Borrower, CAI International, Inc. as Guarantor, ING Bank N.V., as Administrative Agent and acting as a Mandated Lead Arranger and Physical Bookrunner and the other lenders party thereto.

99.2
Guaranty dated December 20, 2010 by Container Applications International (UK) Limited, Container Applications International, Ltd., Container Applications (Malaysia) SDN BDH, Sky Container Trading Limited, Sky Domestic Container Leasing Limited, CAI Consent Sweden AB, CAI Consent Germany GMBH and CAI International, Inc.

99.3	Press Release dated December 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: December 23, 2010	By:	/s/ Gary Sawka
Name: Gary Sawka
Title: Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1
Term Loan Agreement, dated as of December 20, 2010 by and among Container Applications Limited, as Borrower, CAI International, Inc. as Guarantor, ING Bank N.V., as Administrative Agent and acting as a Mandated Lead Arranger and Physical Bookrunner and the other lenders party thereto.

99.2
Guaranty dated December 20, 2010 by Container Applications International (UK) Limited, Container Applications International, Ltd., Container Applications (Malaysia) SDN BDH, Sky Container Trading Limited, Sky Domestic Container Leasing Limited, CAI Consent Sweden AB, CAI Consent Germany GMBH and CAI International, Inc.

99.3	Press Release dated December 23, 2010.